BY-LAWS

                               of

                       MILLER CONTRACT DRILLING, INC.


ARTICLE ONE

Officers and Their Election

Section 1. OFFICERS

The officers of the corporation shall be a President, a Treasurer, a Clerk/Secretary, a Board of Directors (hereinafter sometimes referred to as the "Board") of such number, not less than one nor more than seven, as the stockholders having voting power from time to time at each annual meeting, or at any special meeting called at least in part for the purpose, shall determine (or in the absence of such express determination, shall elect), and such Vice Presidents, Assistant Treasurers and other officers and agents as may from time to time be appointed by vote of the Board. It shall not be necessary for any Director or other officer to be a holder of stock in the corporation. Any individual may hold any number of offices.

Section 2. ELECTION OF OFFICERS

The Directors, Treasurer and Clerk/Secretary shall be elected annually by ballot by such stockholders as have the right to vote. The President shall be elected annually by ballot by and from the Board. If the stockholders having voting power shall at any annual meeting, or at a special meeting called at least in part for the purpose, increase the number of Directors, they may at the same or any subsequent meeting elect the additional Directors provided for, who shall hold office until the next annual election of Directors. Subject to the provisions of the immediately preceding sentence and of the following section, the officers hereinbefore in this section referred to shall hold office for one (1) year and until their successors are chosen and qualified; and if chosen to fill a vacancy, shall, unless sooner removed under the provisions of the following section, hold office for the unexpired term of the office in which such vacancy was filled and until a successor shall be chosen and qualified. All other officers shall hold office at the will of the Board.

Section 3. RESIGNATIONS AND REMOVALS

Any officer of the corporation may resign by filing with the President or with the Board or with the Clerk a written resignation which shall take effect on being so filed or at such other time as may be therein specified. The Directors may at any meeting of the Board remove from office any officer chosen by the Directors. The stockholders having voting power, and prior to the issue of stock the incorporators, may, at any special meeting of stockholders, or incorporators, as the case may be, called at least in part for the purpose, remove from office any Director or other officer elected by the incorporators or stockholders.

Section 4. VACANCIES

Any vacancy at any time existing in the Board or in any other office, may be filled by the Board at any regular or special meeting. The stockholders having voting power, and prior to the issue of stock the incorporators, may, at a special meeting called at least in part for the purpose, choose a successor to a Director or other officer chosen by them whose office is vacant, and the person so chosen shall displace any successor chosen by the Directors.

ARTICLE TWO

Powers and Duties of Officers

Section 1. DIRECTORS

The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its powers. Among other things the Board may, subject as aforesaid:

(1) appoint and at its discretion remove or suspend such subordinate officers, agents and employees as it from time to time thinks fit and determine their duties and fix and, from time to time as it sees fit, change their compensation;

(2) fix and, from time to time as it sees fit, change all salaries;

(3) appoint any officer, permanently or temporarily as it sees fit, to have the powers and perform the duties of any other officer;

(4) delegate any of the powers of the Board to any committee, officer or agent;

(5) appoint any persons to be agents of the corporation (with the power to sub-delegate) and upon such terms as it sees fit;

(6) appoint any person or persons to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested and causes such instruments to be executed, and do and cause to be done such things as it may deem requisite, in relation to any such trust; and,

(7) determine the amounts to be distributed as dividends.

Section 2. PRESIDENT

The President when present shall preside at all meetings of the stockholders and of the Directors. It shall be his duty and he shall have the power to see that all orders and resolutions of the Board are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the Board a report of the operations of the corporation for such year and a statement of its affairs and shall from time to time report to the Board all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Board shall designate.

Section 3. VICE PRESIDENTS

In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Board. Each Vice President shall have such other powers and perform such other duties as the Board shall from time to time designate.

Section 4. TREASURER

The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board or in the absence of such designation in such depositories as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Board, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Board such statements of his transactions and accounts as the President and Board respectively may from time to time require. If required by the Board he shall give bond in such amount, with such security and in such form as the Board shall determine. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Board may designate.

Section 5. ASSISTANT TREASURERS

In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Board. Each Assistant Treasurer shall have such other powers and perform such other duties as the Board shall from time to time designate.

Section 6. CLERK/SECRETARY

The Clerk/Secretary shall be a resident of the State of Tennessee shall be sworn to the faithful discharge of his duties. It shall be his duty to record in books kept for the purpose all votes and proceedings of the stockholders and of the Directors at their meetings. Unless the Board shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk/Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and subject to such other or different rules as shall be adopted from time to time by the Board, such records may be kept solely in the stock certificate books. The Clerk/Secretary shall perform such duties and have such powers additional to the foregoing as the Board shall designate.

ARTICLE THREE

Stockholders' Meetings

Section 1. ANNUAL MEETING

The annual meeting of stockholders of the corporation shall be held at the office of the corporation at Livingston, Tennessee, or at such other place in the State of Tennessee:

           (1) as the Board of Directors shall fix, or in the absence of any such designation as may be designated by the Clerk/Secretary in the notice thereof, or,

           (2) to which any annual meeting of the stockholders shall adjourn, on the 15th of May, in each year, to elect officers, hear reports of the officers and transact other business.

Section 2. SPECIAL MEETINGS

Special meetings of the stockholders may be called by the President or by a majority of the Directors, and shall be called by the Clerk/Secretary, or in case of the death, absence, incapacity or refusal of the Clerk/Secretary, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth (1/10)
part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting. No call of a special meeting of the stockholders shall be required if such call shall have been waived in writing (including a telegram) by every stockholder entitled to notice thereof, or by his attorney thereunto authorized. All special meetings of the stockholders shall be held at the office of the corporation in Livingston, Tennessee or at such other place in the State of Tennessee as:

(1) shall be designated by the Board or, in the absence of such designation by the Directors, as may be designated in the call thereof by the person or persons calling said meeting; or,

(2) to which any special meeting of the stockholders may adjourn; or,

(3) shall have been approved in writing (including a telegram) by every stockholder entitled to notice thereof, or his attorney thereunto authorized; or,

(4) at which every stockholder entitled to notice shall be present or represented.

Section 3. QUORUM

At any meeting of stockholders a quorum for the transaction of business (which term shall include, without limitation, the election of any Director or other officer other than the President, whether for a fill term or to fill a vacancy) shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

Section 4. NOTICES

Notice of all meetings of stockholders shall be given as follows, to-wit:

A written notice, stating the place, day and hour thereof, shall be given by the Clerk/Secretary, at least seven (7) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, under the Agreement of Association or any amendment thereof or under the By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof, or his attorney thereunto authorized, in writing (including a telegram) which is filed with the records of the meeting, waives such notice, and, in the event of such waiver as aforesaid of notice of a special meeting of the stockholders, no call of such special meeting shall be required.

ARTICLE FOUR

Directors  Meetings

Section 1. ANNUAL MEETING

Immediately after each annual meeting of stockholders, and at the place thereof, if a quorum of the Directors elected at the meeting were present thereat, there shall be a meeting of the Directors without notice; but if a quorum of the Directors chosen at any annual meeting of stockholders were not present at such meeting, or if present do not proceed immediately thereafter to hold a meeting of the Board, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

Section 2. REGULAR MEETINGS

Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by vote of the Board and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any vote relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that if at any meeting of Directors at which a vote is adopted fixing the times or place or places for any regular meetings any Director is absent no meeting shall be held pursuant to such vote until either each such absent Director has in writing or by telegram approved the vote or seven (7) days have elapsed after a copy of the vote certified by the Clerk/Secretary has been mailed, postage prepaid, addressed to each such absent Director at his last known home or business address.

Section 3. SPECIAL MEETINGS

Special meetings of the Directors may be called by the President or by the Treasurer or by any two (2) Directors.

Section 4. QUORUM

At any meeting of the Board of Directors a majority of the number of Directors required to constitute a fill Board as fixed in or determined pursuant to these By-laws as then in effect, shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof

Section 5. NOTICES

Notices of any special meeting of the Directors shall be given by the Clerk/Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four (4) days before the meeting or by delivering such notice to him at least forty-eight (48) hours before the meeting or by sending to him at least forty-eight (48) hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. Notices of Directors meetings need not specify the purposes thereof If the Clerk/Secretary reflects or neglects for more than twenty-four (24) hours after receipt of the call by him to give notice of such special meeting, of if the office of Clerk/Secretary is vacant, or the Clerk/Secretary is absent from the State of Tennessee, or incapacitated, such notice may be given by the President or any Director.

Section 6. PLACE OF MEETING

Except as otherwise provided in Sections 1, 2, and 7 of this ARTICLE, all meetings of the Board shall be held at the office of the corporation in the State of Tennessee, or at such other place, wherever situated, within or without the State of Tennessee, as the person or persons calling said meeting shall designate in the call thereof, or as the Directors shall by majority vote have designated as a place for Directors meetings, but any meeting may adjourn to any other place.

Section 7. SPECIAL ACTION

When all the Directors (provided they include at least a majority of the number of Directors required at the time to constitute a fill Board as fixed in or determined pursuant to these By-laws as then in effect) shall be present at any meeting, however called, or wherever held, or shall in writing (including a telegram) have waived notice of a meeting or after a meeting shall have approved in writing the record thereof, the acts of such meeting, whether or not it was duly called and whether or not the absent Directors, if any, were given notice thereof, and wherever it was held, shall be valid in all respects as if such meeting had been regularly called and held.

ARTICLE FIVE

Provisions Relating to Capital Stock

Section 1. CERTIFICATES OF STOCK

Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Board shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, and shall be sealed with the corporation s seal.

Section 2. TRANSFER OF STOCK

The stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.

Section 3. EQUITABLE INTERESTS NOT RECOGNIZED

The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 4. LOST OR DESTROYED CERTIFICATES

The Directors of the corporation may, subject to General Laws, Chapter 155,
Section 42, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost or destroyed. They may, in their discretion, require the owner of a lost or destroyed certificate, or his legal representative, to give a bond with sufficient surety to the corporation in a sum not to exceed double the market value of the stock to indemnify the corporation against any loss or claim which may arise by reason of issue of a certificate in place of such lost or destroyed stock certificate.

ARTICLE SIX

Stock in Other Corporations

The Board may appoint any person or persons to waive notice of and to act as proxy or proxies or attorney or attorneys in fact of the corporation (with or without powers of substitution) at any meeting of the stockholders or election of Directors or other officers of any corporation stock in which shall be held by this corporation.

ARTICLE SEVEN

Inspection of Books

Books, accounts, documents and records of the corporation shall be open to inspection by any member of the Board at all times during the usual hours of business. The Directors may from time to time make reasonable regulations as to the time, place and manner of inspection by the stockholders of the books, accounts, documents and records of the corporation. No stockholder shall have any right of inspecting any book, account, document or record of the corporation except as conferred by law or authorized by the Directors or by vote of the stockholders at the time entitled to vote.

ARTICLE EIGHT

Checks, Notes, Drafts and Other Instruments

Checks, notes, crafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the name. No officer or person shall sign any such instrument as aforesaid unless authorized by said Board to do so.

ARTICLE NINE

Seal

The seal of the corporation shall be circular in form, bearing the inscription "MILLER CONTRACT DRILLING, INC. 1978" The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.


ARTICLE TEN

Fiscal Year

The fiscal year of the corporation shall be the year ending with the 30th day of April in each year.

ARTICLE ELEVEN

Amendments

Prior to the issue of stock, these By-laws may be amended at any meeting of the incorporator. by majority vote. After the issue of stock these By-laws may be amended by affirmative vote of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the capital stock at the time outstanding and entitled to vote, at any annual or special meeting of stockholders in the notice of which it is in substance stated that an amendment of the By-laws will be proposed.

ARTICLE TWELVE

Powers and Duties of Incorporators

Whenever in these By-laws reference is made to action by or the powers or duties of stockholders, such action, powers and duties may, prior to the issue of stock, be taken or exercised by the incorporators.

ARTICLE THIRTEEN

Effect of Provisions of Law, Agreement of Association, etc.

Each of the provisions of these By-laws shall be subject to and controlled by any specific provisions of the law, the Articles of Organization, and Agreement of Association, all as amended from time to time, which relate to their subject matter, and shall also be subject to any exceptions, or more specific provisions dealing with the same subject matter, appearing elsewhere in these By-Laws as amended from time to time.